                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  __________


                                  FORM 8-K/A


                          AMENDMENT NO. 1 TO FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported)   March 29, 1996
                                                          --------------


                              WMS INDUSTRIES INC.
             (Exact Name of Registrant as Specified in Its Charter)



                         Commission file number 1-8300
                                                ------


                Delaware                                 3 6 - 2 8 1 4 5 2 2
                --------                                 -------------------

(State or Other Jurisdiction of Incorporation             (I.R.S. Employer
             or Organization)                          Identification No.)


3401 North California Ave., Chicago, IL                  6 0 6 1 8
- ---------------------------------------                  ---------

(Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code  (312) 961-1111
                                                    --------------

ITEM 7.(b)  PRO FORMA FINANCIAL INFORMATION


            -- Introduction to Unaudited Pro Forma Condensed Consolidated
               Financial Statements

            -- Unaudited Pro Forma Condensed Consolidated Balance Sheet of WMS
               Industries Inc. and Atari Games Corporation as of December
               31, 1995

            -- Unaudited Pro Forma Condensed Consolidated Statement of Income of
               WMS Industries Inc. and Atari Games Corporation for the Six Months Ended December 31, 1995

            -- Unaudited Pro Forma Condensed Consolidated Statement of Income of
               WMS Industries Inc. and Atari Games Corporation for the Twelve Months Ended June 30, 1995

            -- Notes to Unaudited Pro Forma Condensed Consolidated Financial
               Statements

                WMS INDUSTRIES INC. AND ATARI GAMES CORPORATION
                                 _____________

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


On March 29, 1996, a wholly-owned subsidiary of WMS Industries Inc. (the "Company") acquired all the capital stock of Atari Games Corporation ("Atari Games") from Warner Communications Inc.("Warner"), a subsidiary of Time Warner Inc. The acquisition is being accounted for by the purchase method of accounting. Headquartered in Milpitas, California, Atari Games is engaged in the business of developing, manufacturing, licensing, publishing and distributing coin operated video arcade games and home video games.

The Company intends to assimilate parts of the Atari Games business into the Company's similar activities and exit certain activities that include closing the leased manufacturing plant in California and transferring the production of future video arcade games to the Company's existing Chicago plants; combining the sales, marketing and distribution of home video games with the Company's home video operations; the sale of an Irish subsidiary that produces video arcade games; the sale of a subsidiary in Japan that develops and markets home video games; and downsizing certain elements of the video arcade product development activities that are duplicative of similar activities in Chicago. A $4,500,000 liability for exit activities was established and includes provisions for employee severance and relocation, contractual liabilities, direct exit costs and estimated losses of the two foreign subsidiaries until disposition. Any change in the exit liability would result in an adjustment to negative goodwill.

The preliminary purchase price for Atari Games is a minimum of $10,487,000 and a maximum of $25,763,000. The preliminary purchase price was computed based upon the book net asset value of Atari Games as of March 29, 1996 with a portion of the purchase price contingent upon future gross profits, as defined, of Atari Games. The preliminary purchase price is subject to adjustment based upon the Atari Games' March 29, 1996 final balance sheet to be delivered by June 27, 1996 and then audited.

The preliminary minimum purchase price included cash of $2,000,000 and a two year non-recourse promissory note (the "Two Year Note") payable on March 29, 1998 for $8,487,000, or 10/28th of the balance of the final maximum purchase price. Additional purchase price in the form of a four year non-recourse promissory note (the "Four Year Note") payable in semi-annual installments is contingent on the gross profits, as defined, of Atari Games over the next four years and will be recorded incrementally as future cash gross profits are realized. The preliminary maximum amount of the Four Year Note is $15,276,000, or 18/28th of the balance of the maximum final purchase price. Semi-annual installments are to be made on the Four Year Note equal to 50% of the cash gross profit from the sale or distribution of certain products and intellectual property with respect thereto owned by Atari Games (the "Products").

The Two Year Note is collateralized by the capital stock of Atari Games. The Company's obligations under the Two Year Note may be satisfied by relinquishing the capital stock of Atari Games to Warner. The Four Year Note is secured by the Products. Atari Game's unpaid obligations under the Four Year Note may be satisfied by transferring the Products to Warner.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 1995 was prepared as if Atari Games was acquired as of December 31, 1995 and using the audited balance sheet of Atari Games filed as part of this Form 8-K and the unaudited balance sheet of WMS Industries Inc. included in the WMS Industries Inc. Form 10Q for the quarterly period ended December 31, 1995.

The unaudited pro forma condensed consolidated statement of income for the six months ended December 31, 1995 was prepared as if Atari Games was acquired as of July 1, 1995 and assimilation and exit activities occurred on that date and using the unaudited statement of income of Atari Games and WMS Industries Inc. for that period.

The unaudited pro forma condensed consolidated statement of income for the twelve months ended June 30, 1995 was prepared as if Atari Games was acquired as of July 1, 1994 and assimilation and exit activities occurred on that date and using the unaudited statement of income of Atari Games for that period and the audited statement of income of WMS Industries Inc. for the year ended June 30, 1995.

The unaudited pro forma financial information does not purport to present the consolidated financial position and consolidated results of operations of the Company had the acquisition of Atari Games actually occurred on the dates indicated; nor does it purport to be indicative of results that will be attained in the future.

The pro forma financial information should be read in conjunction with the WMS Industries Inc. historical consolidated financial statements and notes thereto contained in the WMS Industries Inc. Form 10-K for the fiscal year ended June 30, 1995 and in the WMS Industries Inc. Form 10-Q for the six months ended December 31, 1995, as well as, the Atari Games historical consolidated financial statements and notes filed herewith.


                 COMMENTS ON ATARI GAMES RESULTS OF OPERATIONS

Atari Games charges all costs of developing new games to operations as they are incurred. During the twelve months ended June 30, 1995 and six months ended December 31, 1995 Atari Games incurred research and product development costs, included in costs and expenses in the pro forma column in the respective unaudited pro forma condensed consolidated statements of income, of approximately $19,000,000 and $12,000,000. Approximately $17,500,000 of these costs relate to new video arcade games and home video games that are in process of development that are expected to be released for sale after December 31, 1995.

During the eighteen months ending December 31, 1995 the primary home video games being sold to consumers were for 16 bit platforms. Available home video game industry statistics for this period generally show that at least 50% of the installed home units for 16-bit platforms were Nintendo. Until the settlement of litigation, described in Note 11 to Atari Games Corporation audited financial statements included herein, Atari Games was unable to sell home video games for the Nintendo 16-bit video game platform. Sales commenced during the six month period ended December 31, 1995.

The Company is undertaking other changes in the operation of Atari Games that should result in other cost reductions that are not reflected in the pro forma financial information because a reasonable estimate of the savings cannot be made at this time.


                                          WMS INDUSTRIES INC. AND ATARI GAMES CORPORATION

                                                       --------------------

                                     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                      AS OF DECEMBER 31, 1995
                                                      (THOUSANDS OF DOLLARS)



                                                                   WMS          ATARI GAMES         PRO FORMA
                                                             INDUSTRIES INC.    CORPORATION        ADJUSTMENTS     PRO FORMA
                                                             ---------------   --------------   ----------------  ----------

ASSETS
- ------
CURRENT ASSETS:
  Cash and cash equivalents.........................           $  75,052        $    5,973       $   7,024 (a)    $  85,299
                                                                                                    (2,750)(b)
  Receivables, net..................................              93,675            25,646             -            119,321
  Inventories.......................................              45,837             7,601             -             53,438
  Other current assets..............................               6,045             1,458             -              7,503
                                                               ---------        ---------        ---------        ---------
      Total current assets..........................             220,609            40,678           4,274          265,561
Investments in, receivables and advances to
  nonconsolidated affiliates........................              23,750               -               -             23,750
Investment in marketable equity securities..........              23,687               -               -             23,687
Property, plant and equipment.......................             140,010            18,740         (18,740)(b)      140,010
Less: accumulated depreciation......................             (57,283)          (13,581)         13,581 (b)      (57,283)
                                                               ---------        ----------       ---------        ---------
                                                                  82,727             5,159          (5,159)(b)       82,727

Excess of purchase cost over amount
  assigned to net assets acquired, net..............              19,561               -               -             19,561
Other assets........................................              32,984               300             -             33,284
                                                               ---------        ----------       ---------        ---------
                                                               $ 403,318        $   46,137       $    (885)       $ 448,570
                                                               =========        ==========       =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
CURRENT LIABILITIES:
  Accounts and notes payable........................           $  30,242        $   10,855       $     -          $  41,097
  Current and deferred income taxes.................               9,043               -            (1,773)(b)        7,270
  Other current liabilities.........................              31,196            16,543           4,500 (b)       52,239
  Payable to parent.................................                  -             67,166           8,690 (a)          -
                                                                                                   (75,856)(b)
                                                               ---------        ----------       ---------        ---------
     Total current liabilities......................              70,481            94,564         (64,439)         100,606
Long-term debt, less current maturities.............              82,914               -             8,487 (b)       91,401
Deferred income taxes...............................               4,705               -             3,986 (b)        8,691
Other noncurrent liabilities........................               9,232               -             2,654 (b)       11,886
Minority interests..................................              17,556               -               -             17,556

STOCKHOLDERS' EQUITY:
  Common stock......................................              12,090             6,855          (6,855)(b)       12,090
  Additional paid-in capital........................              82,036               -               -             82,036
  Retained earnings.................................             128,528           (55,282)         (1,666)(a)      128,528
                                                                                                    56,948 (b)
                                                               ---------        ----------       ---------        ---------
                                                                 222,654           (48,427)         48,427          222,654
  Treasury stock, at cost...........................                (153)              -               -               (153)
  Unrealized loss on noncurrent marketable
     equity securities..............................              (4,071)              -               -             (4,071)
                                                               ---------        ----------       ---------        ---------
     Total stockholders' equity.....................             218,430           (48,427)         48,427          218,430
                                                               ---------        ----------       ---------        ---------
                                                               $ 403,318        $   46,137       $    (885)       $ 448,570
                                                               =========        ==========       =========        =========


See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                WMS INDUSTRIES INC. AND ATARI GAMES CORPORATION

                             --------------------

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE SIX MONTHS ENDED DECEMBER 31, 1995
               (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                                  WMS          Atari Games          Pro Forma
                                                            Industries Inc.    Corporation         Adjustments         Pro Forma
                                                            ---------------    -----------         -----------         ---------
REVENUES:
  Net sales - amusement games............................       $197,456          $76,957              $(7,259)(a)      $267,154
  Management fees - Williams Hospitality.................          5,280              -                    -               5,280
  Condado Plaza hotel/casino.............................         25,576              -                    -              25,576
                                                                --------          -------              -------          --------
Total revenues...........................................        228,312           76,957               (7,259)          298,010

COSTS AND EXPENSES:

  Cost of sales (excluding depreciation) -
    amusement games......................................        146,109           60,473               (7,944)(b)       198,638
  Williams Hospitality operating expenses
    (excluding depreciation).............................          1,954              -                    -               1,954
  Condado Plaza operating expenses
    (excluding depreciation).............................         17,549              -                    -              17,549
  Selling and administrative.............................         35,864           16,588               (3,109)(c)        49,343
  Depreciation and amortization..........................          5,949            1,038               (1,038)(d)         5,949
  Equity in loss of nonconsolidated affiliate............          3,597              -                    -               3,597
                                                                --------          -------              -------          --------
Total costs and expenses.................................        211,022           78,099              (12,091)          277,030
                                                                --------          -------              -------          --------
Income (loss) from operations............................         17,290           (1,142)               4,832            20,980
Interest and other income................................          2,699              478                 (699)(e)         2,478
Interest expense.........................................         (3,546)            (273)                (523)(f)        (4,342)
                                                                --------          -------              -------          --------
Income (loss) before tax provision and
  minority interests.....................................         16,443             (937)               3,610            19,116
Provision for income taxes...............................         (6,088)            (151)                (918)(g)        (7,157)
Minority interests in income.............................         (1,194)             -                    -              (1,194)
                                                                --------          -------              -------          --------
Net income (loss)........................................       $  9,161          $(1,088)             $ 2,692          $ 10,765
                                                                ========          =======              =======          ========

Net income per share of common stock.....................       $   0.38                                                $   0.45
                                                                ========                                                ========
Shares used in calculating per share amount..............       $ 24,115                                                  24,115
                                                                ========                                                ========

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                WMS INDUSTRIES INC. AND ATARI GAMES CORPORATION

                             --------------------

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE SIX MONTHS ENDED DECEMBER 31, 1995
               (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                                  WMS           Atari Games         Pro Forma
                                                            Industries Inc.     Corporation        Adjustments        Pro Forma
                                                            ---------------     -----------        -----------        ---------
REVENUES:
  Net sales - amusement games............................       $314,494         $ 60,347            $ (5,457)(a)      $369,384
  Management fees - Williams Hospitality.................         13,348              -                   -              13,348
  Condado Plaza hotel/casino.............................         57,530              -                   -              57,530
                                                                --------         --------            --------          --------
Total revenues...........................................        385,372           60,347              (5,457)          440,262

COSTS AND EXPENSES:

  Cost of sales (excluding depreciation) -
    amusement games......................................        241,961           68,712             (11,072)(b)       299,601
  Williams Hospitality operating expenses
    (excluding depreciation).............................          5,175              -                   -               5,175
  Condado Plaza operating expenses
    (excluding depreciation).............................         39,784              -                   -              39,784
  Selling and administrative.............................         45,891           23,122              (6,715)(c)        62,298
  Depreciation and amortization..........................         11,685            1,983              (1,983)(d)        11,685
  Equity in loss of nonconsolidated affiliate............          7,003              -                   -               7,003
                                                                --------         --------            --------          --------
Total costs and expenses.................................        351,499           93,817             (19,770)          425,546
                                                                --------         --------            --------          --------
Income (loss) from operations............................         33,873          (33,470)             14,313            14,716
Interest and other income................................          7,239             (175)                 (3)(e)         7,061
Interest expense.........................................         (7,154)          (1,989)                410 (f)        (8,733)
                                                                --------         --------            --------          --------
Income (loss) before tax provision and
  minority interests.....................................         33,958          (35,634)             14,720            13,044
(Provision) credit for income taxes......................        (11,841)           1,842               6,524 (g)        (3,475)
Minority interests in income.............................         (2,910)             -                   -              (2,910)
                                                                --------         --------            --------          --------
Net income (loss)........................................       $ 19,207         $(33,792)           $ 21,244          $  6,659
                                                                ========         ========            ========          ========

Net income per share of common stock.....................       $   0.80                                               $   0.28
                                                                ========                                               ========

Shares used in calculating per share amount..............         24,102                                                 24,102
                                                                ========                                               ========

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                WMS INDUSTRIES INC. AND ATARI GAMES CORPORATION
                                 _____________

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following pro forma adjustments are based on estimates which are subject to change.

1. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1995

    a) To increase the payable to parent to the $75,856,000 balance on March 29, 1996 which was required under the Stock Purchase Agreement to establish a minimum level of working capital at the purchase date. Payable to parent was increased by $8,690,000 with the offset increasing cash and cash equivalents by $7,024,000 and accumulated deficit by $1,666,000 to recognize the net loss for the three months to March 29, 1996.

    b) To reflect the purchase of the Atari Games capital stock for the minimum purchase price of $11,237,000 consisting of $2,750,000 (including acquisition costs of $750,000) in cash and a noncurrent note for $8,487,000, and the preliminary allocation of the minimum purchase price to the assets and liabilities of Atari Games including $4,500,000 of estimated liabilities to exit certain acquired activities.

          Cash and cash equivalents                           ($2,750,000)
          Property, plant and equipment                       (18,740,000)
          Accumulated depreciation                             13,581,000
          Current and deferred income taxes                     1,773,000
          Other accrued liabilities                            (4,500,000)
          Payable to parent                                    75,856,000
          Long term debt                                       (8,487,000)
          Noncurrent deferred income taxes                     (3,986,000)
          Other noncurrent liabilities (negative goodwill)     (2,654,000)
          Common stock                                         (6,855,000)
          Accumulated deficit                                 (56,948,000)
                                                              -----------
                                                              $         0
                                                              ===========


2. Unaudited Pro Forma Condensed Consolidated Statement of Income for the Six Months Ended December 31, 1995

     The pro forma adjustments to the unaudited pro forma condensed consolidated statement of income for the six months ended December 31, 1995 includes adjustments to reflect the exit activities and assimilation activities to eliminate redundancies as well as adjustments resulting from the allocation of the purchase price and the pro forma combination of the two companies. The principal exit and assimilation activities include (1) the sale of the Irish subsidiary that manufactures video arcade products which in the future will be manufactured in the Company's Chicago plants (2) the sale of the subsidiary in Japan that develops and markets home video games which sales activity has been licensed to a distributor (3) elimination of Simulation division that was not acquired by WMS Industries Inc. (4) elimination of video platform development activity that was discontinued
     (5) closing the leased manufacturing plant in California and transferring production of video arcade games to the Company's existing Chicago plants eliminating plant costs and (6) combining the sales, marketing and distribution of home video games with the Company's home video operations eliminating duplicative sales and administration costs.

    a)    Net sales - amusement games

             Japan subsidiary sales net of royalty income        ($2,813,000)
             Ireland subsidiary contract manufacturing sales      (2,105,000)
             Simulation division sales                              (530,000)
             California contract manufacturing sales              (1,811,000)
                                                                 -----------
                                                                 ($7,259,000)
                                                                 ===========

    b)    Cost of sales (excluding depreciation) - amusement games

             Japan subsidiary net of intercompany royalty        ($1,114,000)
             Ireland subsidiary                                   (2,699,000)
             Simulation division                                    (612,000)
             Video platform development                             (733,000)
             California contract manufacturing                    (1,661,000)
             California manufacturing plant closing net of
               incremental Chicago plant costs                    (1,125,000)
                                                                 -----------
                                                                 ($7,944,000)
                                                                 ===========

    c)    Selling and administrative

             Japan subsidiary                                      ($498,000)
             Ireland subsidiary                                     (424,000)
             Simulation division                                    (536,000)
             Home video games combination net of incremental
               Company home video operations costs                (1,651,000)
                                                                 -----------
                                                                 ($3,109,000)
                                                                 ===========

    d) Elimination of Atari Games depreciation and amortization because their property, plant and equipment is eliminated in the allocation of the preliminary minimum purchase price.

    e)   Interest and other income

                Japan subsidiary                                   ($298,000)
                Ireland subsidiary                                  (401,000)
                                                                   ---------
                                                                   ($699,000)
                                                                   =========

    f) Elimination of $273,000 of interest expense of Atari Games and include interest expense of $796,000 on the two notes issued by the Company as part of the purchase price. The interest rate on the Two Year Note was 6% and on the Four Year Note was 7%.

    g) To reflect the accrual of additional income tax at statutory rates on the loss before tax of Atari Games offset by the total of the pro forma adjustments.


3. Unaudited Pro Forma Condensed Consolidated Statement of Income for the Twelve Months Ended June 30, 1995

    The pro forma adjustments to the unaudited pro forma condensed consolidated statement of income for the twelve months ended June 30, 1995 includes adjustments to reflect the exit activities and assimilation activities to eliminate redundancies as well as adjustments resulting from the allocation of the purchase price and the pro forma combination of the two companies. The principal exit and assimilation activities include (1) the sale of the Irish subsidiary that manufactures video arcade products which in the future will be manufactured in the Company's Chicago plants (2) the sale of the subsidiary in Japan that develops and markets home video games which sales activity has been licensed to a distributor (3) elimination of Simulation division that was not acquired by WMS Industries Inc. (4) elimination of video platform development activity that was discontinued (5) closing the leased manufacturing plant in California and transferring production of video arcade games to the Company's existing Chicago plants eliminating plant costs and (6) combining the sales, marketing and distribution of home video games with the Company's home video operations eliminating duplicative sales and administration costs.

    a)   Net sales - amusement games

             Japan subsidiary sales net of royalty income          ($568,000)
             Ireland subsidiary contract manufacturing sales        (915,000)
             Simulation division sales                            (1,051,000)
             California contract manufacturing sales              (2,923,000)
                                                                ------------
                                                                 ($5,457,000)
                                                                ============

    b)  Cost of sales (excluding depreciation) - amusement games

             Japan subsidiary                                      ($860,000)
             Ireland subsidiary                                   (3,691,000)
             Simulation division                                  (1,058,000)
             Video platform development                             (929,000)
             California contract manufacturing                    (2,560,000)
             California manufacturing plant closing net of
                incremental Chicago plant costs                   (1,974,000)
                                                                ------------
                                                                ($11,072,000)
                                                                ============

    c)  Selling and administrative

             Japan subsidiary                                      ($550,000)
             Ireland subsidiary                                     (575,000)
             Simulation division                                  (1,307,000)
             Home video games combination net of incremental
                Company home video operations costs               (4,283,000)
                                                                ------------
                                                                 ($6,715,000)
                                                                 ===========

    d) Elimination of Atari Games depreciation and amortization because their property, plant and equipment is eliminated in the allocation of the preliminary minimum purchase price.

    e)  Interest and other income

              Japan subsidiary                                    $  271,000
              Ireland subsidiary                                    (274,000)
                                                                ------------
                                                                     ($3,000)
                                                                ============

    f) Elimination of $1,989,000 of interest expense of Atari Games and include interest expense of $1,579,000 on the two notes issued by the Company as part of the purchase price. The interest rate on the Two Year Note was 6% and on the Four Year Note was 7%.

g) To reflect the additional tax benefit at statutory rates on the loss before tax of Atari Games offset by the total of the pro forma adjustments.

                              WMS INDUSTRIES INC.
                                _______________

SIGNATURE
- ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                 WMS INDUSTRIES INC.
                                 -------------------
                                 (Registrant)



Dated:  June 7, 1996             By:  /s/ Harold H. Bach, Jr.
                                 ----------------------------
                                 Harold H. Bach, Jr.
                                 Vice President-Finance
                                 Principal Financial and
                                 Chief Accounting Officer

11